EXHIBIT 12

             INDIANA BELL TELEPHONE COMPANY, INCORPORATED
           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (Dollars in Millions)

                                                  Nine Months Ended
                                                    September 30
                                                    -------------
                                                  1996         1995
                                                  ----         ----
1.  EARNINGS

     a) Income before interest expense,
         income taxes and undistributed
         equity earnings (2).................  $  301.7      $  313.9

     b) Portion of rental expense
         representative of the
         interest factor (1).................       1.9           1.7
                                               --------      --------
     Total 1(a) through 1(b).................  $  303.6      $  315.6
                                               --------      --------
2.  FIXED CHARGES

     a) Total interest expense including
         capital lease obligations...........  $   11.0      $   13.4

     b) Capitalized interest.................       0.8           0.3

     c) Portion of rental expense
         representative of the
         interest factor (1).................       1.9           1.7
                                               --------      --------
     Total 2(a) through 2(c).................  $   13.7      $   15.4
                                               --------      --------
3.  RATIO OF EARNINGS TO FIXED CHARGES.......     22.16         20.49
                                                  =====         =====


(1) One-third of rental expense is considered to be the amount representing return on capital.

(2) The results for the first nine months of 1995 reflect a $39.2 million pretax credit primarily from settlement gains resulting form lump sum pension payments from the pension plan to former employees who left the business in the nonmanagement work force restructuring.